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                                                                   EXHIBIT 10.57

                           [SILICON VALLEY BANK LOGO]

As of June 25, 2002

MTI Technology Corporation
4905 E. La Palma Avenue
Anaheim, CA 92807

Gentlemen:

     Reference is made to that certain Loan and Security Agreement, dated as of October 29, 2001 (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), between MTI Technology Corporation ("Borrower") and Silicon Valley Bank ("Silicon"). Capitalized terms used but not defined in this letter agreement shall have the meanings set forth in the Loan Agreement.

          This letter agreement confirms that, subject to the following provisions:

          (A) Borrower and Silicon have agreed to terminate the Loan Agreement as of the date of this letter agreement;

          (B) Silicon has agreed to waive the termination fee set forth in
Section 6.2 of the Loan Agreement in connection with such termination; and

          (C) all Obligations have been paid or satisfied or cash-secured in full;

provided, however; that: (1) all Obligations in respect of the Warrant and related registration rights agreement shall remain in full force and effect and survive such termination; (2) all Obligations to indemnify Silicon under the Loan Agreement or any other related document and to reimburse Silicon for any remaining costs and expenses shall remain in full force and effect and so survive such termination; (3) Sections 9.15, 9.17, and 9.18 of the Loan Agreement, and all other provisions of the Loan Agreement or any related document that by their express terms survive any termination, shall remain in full force and effect and so survive such termination; (4) to the extent that any payments or proceeds (or any portion thereof) received by Silicon shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, set aside or required to be repaid to a trustee, receiver, debtor-in-possession or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent that the payment or proceeds is rescinded or must otherwise be restored by Silicon, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, the Obligations or part thereof under or in respect of the Loan Agreement or related document which were intended to be satisfied shall be revived and continue to be in full force and effect, as if the payment or proceeds had never been received by Silicon, and this letter agreement shall in no way impair the claims of Silicon with respect to the revived Obligations under or in respect of the Loan Agreement or related document; and (5) Borrower hereby pledges to Silicon the cash or cash equivalents delivered from time to time to Silicon as security in respect of Borrower's outstanding Letters of Credit, Foreign Exchange Contracts, and Cash Management Services (the "Ancillary Cash Security").


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        Borrower hereby confirms that the commitment of Silicon to extend credit under the Loan Agreement and related loan documents is terminated as of the date of this letter agreement, and, as of the date of this letter agreement, Silicon has no further obligation to extend credit to or for the account of Borrower.

        Silicon agrees to release, without any recourse, representation, or warranty and on and with effect from the date of this letter agreement, all of its security interests and liens created under the Loan Agreement and related documents as security for the Obligations under or in respect of the Loan Agreement (other than the Ancillary Cash Security). In connection therewith, Silicon hereby authorizes Borrower to file in the appropriate filing office(s) such UCC termination statements as may be necessary to terminate, as of record, the UCC financing statements previously filed by Silicon with respect to Borrower. Silicon further agrees, as promptly as practicable and at Borrower's sole expense, to execute and deliver any and all other lien releases and other similar discharge or release documents (and if applicable, in recordable form) that (i) Borrower reasonably may request to release, as of record and without any recourse, representation, or warranty, the security interests and all other notices of security interests and liens previously filed by Silicon with respect to the Obligations (other than the Ancillary Cash Security), and (ii) at Silicon's election, Borrower prepares.

        Silicon makes no representation or warranty under or in connection with this letter agreement, including without limitation with respect to the state of title to any collateral securing the Obligations.

[remainder of page intentionally left blank; signature page follows]


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This letter agreement may be executed by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement. Delivery of an executed counterpart of this letter agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this letter agreement.

                                        Sincerely yours,

                                        SILICON VALLEY BANK


                                        By /s/ [SIGNATURE ILLEGIBLE]
                                           ----------------------------------
                                        Title Sr. Vice President
                                              -------------------------------


Accepted and agreed:

MTI TECHNOLOGY CORPORATION


By /s/ MARK A. FRANZEN
   ---------------------------------
Title Chief Financial Officer
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Acknowledged:

MTI TECHNOLOGY B.V.,
a company organized under the laws of The Netherlands


By /s/ THOMAS P. RAIMONDI, JR.
   ---------------------------------
Title Vice Chairman, President & CEO
      ------------------------------


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